Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-11 of our report dated December 20, 2006 relating to the consolidated balance sheet of Cornerstone Institutional Growth REIT, Inc. and subsidiary as of November 15, 2006 appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
December 26, 2006